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FOR IMMEDIATE RELEASE Contact: Dan Turner 302-774-0081 daniel.a.turner@dupont.com DuPont Sends Letter to Shareholders Highlighting Strength of the Next Generation DuPont Urges Shareholders to Vote “FOR” all 12 of DuPont’s Qualified and Experienced Directors on the WHITE Proxy Card Today WILMINGTON, Del. – April 16, 2015 – DuPont (NYSE: DD) today mailed a letter to shareholders highlighting the growth of DuPont’s ongoing business post the upcoming separation of Chemours and detailing the company’s strategy to deliver higher growth and higher value now while positioning the company for the future. The letter details the success of DuPont’s ongoing business, which includes 6% segment sales growth and a 19% adjusted operating EPS compound annual growth rate since December 31, 2008 . It also outlines the next generation DuPont’s strategy to build and leverage leading positions in three highly attractive strategic focus areas where DuPont has robust opportunities and strong, well established competitive advantages. The letter urges shareholders to vote on the WHITE proxy card “FOR” all of DuPont’s 12 highly qualified, experienced directors to continue DuPont’s successful, high performing strategy. The full text of the letter follows: April 16, 2015 Dear Fellow Shareholder, DuPont’s May 13, 2015 Annual Meeting of Shareholders is less than one month away, and your vote is important to protect the future value of your investment in DuPont. DuPont has been executing a bold, multi-year strategic transformation that is delivering higher growth and higher value now while positioning the Company for the future. Your Board of Directors and management are overseeing this successful strategy, and we are committed to Segment sales include transfers and exclude Performance Coatings, Performance Chemicals and Other; Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 – 12/31/14. Adjusted operating EPS defined as diluted earnings per share from continuing operations excluding non-operating pension/OPEB costs, significant items, Performance Chemicals and Pharma. EPS Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 – 12/31/14. Reconciliations of non-GAAP measures to GAAP are included at the end of this document.

 maintaining DuPont’s strong record of returning capital to shareholders, including through our outstanding record of dividend payments. In contrast, Trian Fund Management is asking shareholders to elect a slate of nominees that would bring to the boardroom a high-risk, value-destructive agenda to break up and add excessive debt to your Company – an agenda that your Board has thoroughly analyzed and unanimously determined is not in the best interests of shareholders. Your vote for ALL DuPont directors is a vote to continue a strategy that is working. We ask that you review this letter carefully and then vote on the enclosed WHITE proxy card for ALL DuPont directors. Please note that voting a “gold” proxy card for any reason will not count as a vote in support of DuPont’s Board and will revoke any prior vote on the WHITE proxy card. To make sure your shares are voted in support of all of DuPont’s directors, we urge you to vote again today in this very important election – using the enclosed WHITE proxy card. If you have voted your shares more than once, only your latest-dated proxy card counts. THE GROWTH OF DUPONT’S ONGOING BUSINESS DEMONSTRATES THE STRENGTH OF NEXT GENERATION DUPONT As we approach the spin-off of Chemours, the ongoing business that will comprise next generation DuPont is already delivering higher, more stable growth, with 6% segment sales growth1 and a 19% adjusted operating EPS compound annual growth rate since December 31, 2008.2 Our powerful innovation platform and embedded cost discipline are expanding margins and increasing earnings. Under current management, the Company’s segment adjusted operating margin has improved from 9.5% to 16.9%.3 We expect our strategy to continue to drive these trends. Strong Earnings Growth in Ongoing Business NEXT GENERATION DUPONT HAS A CLEAR STRATEGY THAT LEVERAGES WORLD-LEADING POSITIONS IN HIGHLY ATTRACTIVE GROWTH MARKETS

 DuPont’s strategy is to build and leverage leading positions in three highly attractive strategic focus areas where DuPont has robust opportunities and strong, well established competitive advantages. As the world’s population continues to grow and a rising middle class increases consumption of scarce, but vital, resources, science-based solutions are key to meeting the world’s needs. Across our three focus areas, DuPont develops products that help meet the growing demand for safe, nutritious food and renewably sourced materials and fuels to protect, transport and power the world sustainably and efficiently. We expect to drive above-market revenue growth by leveraging our science and engineering capabilities, deep market knowledge and global scale to develop and deliver highly customized solutions for customers across the globe. Estimated Revenue Growth, 2014-2020 (dollars in billions) AGRICULTURE & NUTRITION: Delivering Innovative Solutions from Our World-Leading Pipeline Next generation DuPont will play an important role in helping the world sustainably feed a growing population, including a rising middle class seeking healthier foods. Higher agricultural productivity, the demand for better food safety and security, and increasing consumer interest in health and nutrition are driving global demand. As a result, we see this market growing by approximately 5-8% annually over the long term. Our leading competitive position enables us to capture these opportunities based on: our global presence and advantaged scale in target markets; superior market access; unparalleled insights into grower and food company needs; innovative, best-in-class science and technology; the breadth of relevant offerings in our portfolio; and comprehensive product development and application know-how, tailored to local markets. Our key Agriculture & Nutrition offerings – Seeds and Traits, Crop Protection Products and Specialty Food Ingredients – generated revenues of $14.8 billion in 2014. By 2020, we estimate those revenues could total approximately $20-24 billion. Our robust innovation pipeline will continue to deliver value-added solutions through important initiatives that capitalize on clear routes to growth, including: our proprietary germplasm; advanced biotech capabilities that deliver products with consumer benefits like Plenish®, a soybean with a healthier oil profile and no trans-fat; robust insect and disease control solutions such as Cyazypyr®; and next generation products in key areas like probiotics, cultures, and specialty proteins, such as HOWARU® probiotics. ADVANCED MATERIALS: Leveraging Application-Based Innovation We see significant opportunities to extend our historic leadership in Advanced Materials. Our core science capabilities in chemistry, polymers, engineering and now biosciences enable us to deliver highly tailored, value-added solutions to customers. DuPont’s Advanced Materials portfolio generated revenues of $12.4 billion in 2014, and we estimate those revenues could rise to approximately $16-20 billion by 2020. We estimate that the Advanced Materials market will grow by approximately 3-6% annually. We believe we can outpace this market growth by applying our science and innovation capabilities to capitalize on: the strong demand for light-weight, fuel-efficient materials in the automotive and aerospace industries; the need for miniaturization of electronics; and increasing demand for protective materials in industry, construction, and for the military and first responders. We also will continue to penetrate alternative energy and other clean technologies. Going forward, we are confident that leveraging our industrial biotechnology and production-agriculture expertise will allow us to capture developing opportunities for sustainably sourced, renewable and differentiated polymers. We also expect continued growth through additional innovation and downstream marketing – Solamet® and Tedlar® for new photovoltaic cell designs are good examples. Disciplined, targeted acquisitions will complement our ongoing, active portfolio refinement.

BIO-BASED INDUSTRIALS: Developing World-Leading Industrial Biotechnology to Drive and Capitalize on Rapid Market Expansion DuPont is positioned to lead the industrial bio-based technology revolution. Bio-based technologies are beginning to impact virtually every industry, and we estimate this market will grow by at least 5-8% annually over the long term. Our key portfolio offerings in Bioactives (enzymes used in detergents, food and animal nutrition, and corn-based ethanol), Biomaterials (including Sorona® and other renewable polymers) and BioFuels (advanced fuels such as cellulosic ethanol) generated revenues of $1.3 billion and delivered 25% operating earnings4 growth in 2014. By 2020, we estimate that these revenues will more than double to approximately $3-4 billion. With our advanced science and technology capabilities, we are uniquely positioned to innovate in this fast-growing area. We are focused on creating new categories of renewably sourced, bio-based products such as cellulosic ethanol, seed coatings and protection, and enzymes. One notable example of this trend is energy-saving detergent Tide Coldwater CleanTM – the first brand in the world to use renewable cellulosic ethanol in a scalable, commercial way to further reduce the impact of detergent on the environment. DuPont fully integrates value chains that are critical to commercializing bioscience, from production agriculture to enzyme capability and manufacturing technology. Our competitors must resort to complex contractual arrangements to attempt to replicate the portfolio we already have under one roof. PROTECT THE VALUE OF YOUR INVESTMENT IN NEXT GENERATION DUPONT – PLEASE VOTE THE WHITE PROXY CARD TODAY This is a critical moment in DuPont’s history. Next generation DuPont is emerging as a dynamic science company delivering sustainable, profitable growth and increasing shareholder returns. We will continue to build on our competitive advantages: harnessing our innovation platform to expand our pipeline and create transformational new products; leveraging our global reach and market insights; and maintaining our focus on execution to reduce costs and drive efficiency. We strongly believe that we have the right Board and the right strategy to shape next generation DuPont and continue building value for you, our shareholders. Trian is asking you to replace world-class directors, who are overseeing management’s execution of a strategy that is delivering tremendous value for shareholders, with its nominees, who are singularly focused on thwarting this proven strategy and pursuing a high-risk, value-destructive agenda. We urge you to protect the value of your investment in DuPont by voting “FOR” all 12 of DuPont’s highly qualified directors on the WHITE proxy card today.

Thank you for your support. /s/ ELLEN KULLMAN Chair of the Board and Chief Executive Officer YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN Please use the enclosed WHITE proxy card today to vote FOR all of DuPont’s highly qualified and experienced director nominees. REMEMBER: Please simply discard any “gold” proxy card that you may receive from Trian. Returning a “gold” proxy card – even if you “withhold” on Trian’s nominees – will revoke any vote you had previously submitted on DuPont’s WHITE proxy card. THE BEST WAY TO PROTECT THE VALUE OF YOUR INVESTMENT IS TO VOTE USING ONLY THE WHITE PROXY CARD If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies: INNISFREE M&A INCORPORATED (877) 750-9501 (toll-free from the US and Canada) (412) 232-3651 (from other locations) Segment sales include transfers and exclude Performance Coatings, Performance Chemicals and Other; Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 – 12/31/14. Adjusted operating EPS defined as diluted earnings per share from continuing operations excluding non-operating pension/OPEB costs, significant items, Performance Chemicals and Pharma. EPS Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 – 12/31/14. Reconciliations of non-GAAP measures to GAAP are included at the end of this document. Segment adjusted operating margin is based on total segment sales and segment adjusted operating earnings, excluding Performance Chemicals and Other/Pharma. Segment adjusted operating earnings are calculated using segment pre-tax operating income excluding significant items; calculations include certain corporate expenses and exclude adjusted operating earnings of Performance Chemicals and Pharma/Other. Calculation is from 12/31/08 vs. 12/31/14. Reconciliations of non-GAAP measures to GAAP are included at the end of this document. Segment operating earnings is based on segment pre-tax operating income excluding significant items. Reconciliations of non-GAAP measures to GAAP are included at the end of this document. Letters to DuPont shareholders and other materials regarding the Board’s recommendation for the 2015 Annual Meeting of Shareholders can be found at www.dupontdelivers.com. DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders, we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com.

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USE OF NON-GAAP MEASURES:

This letter to shareholders contains certain non-GAAP measurements that management believes are meaningful to investors because they provide insight with respect to operating results of the company and additional metrics for use in comparison to competitors. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP, are available on the Investor Center of www.dupont.com under Key Financials & Filings. Reconciliations of non-GAAP measures to GAAP are provided below.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED) (dollars in millions, except per share amounts)

RECONCILIATION OF ADJUSTED OPERATING EPS	2014	2013	2012	2011	2010	2009	2008
GAAP EPS from continuing operations	3.90	3.04	2.59	3.38	2.94	1.70	2.28
Add: Significant Items	0.01	0.45	0.72	0.25	-	0.11	0.42
Add: Non-Operating Pension & OPEB Costs / (Credits)	0.10	0.39	0.46	0.39	0.38	0.10	(0.28)
Operating EPS (Non-GAAP)	4.01	3.88	3.77	4.02	3.32	1.91	2.42
Less: Performance Chemicals [a],[b]	0.82	0.86	1.50	1.79	1.09	0.52	0.59
Less: Pharma [c]	0.02	0.02	0.04	0.20	0.34	0.74	0.73
Adjusted Operating EPS (excluding Performance Chemicals, Pharma) (Non-GAAP)	3.17	3.00	2.23	2.03	1.89	0.65	1.10

(a) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

(b) Performance Chemicals operating earnings assumes a base income tax rate from continuing operations of 19.2%, 20.8%, 24.2%, 22.0%, 19.2%, 22.1% and 20.4% for 2014, 2013, 2012, 2011, 2010, 2009 and 2008, respectively.

(c) Pharma operating earnings assumes a 35% tax rate.

SEGMENT SALES (dollars in millions)	2014	2008
Total Segment Sales [a]	35,011	26,499
Less: Performance Chemicals [b]	6,497	6,245
Less: Other	5	160
Total Segment Sales (excluding Performance Chemicals and Other)	**28,509**	**20,094**

SEGMENT ADJUSTED OPERATING EARNINGS (dollars in millions)	2014	2008
Segment Pre-tax Operating Income (PTOI) (GAAP)[c]	6,356	3,373
Less: Performance Chemicals PTOI [b]	913	619
Less: Other/Pharma PTOI	(391)	839
Less: Corporate Expenses [d]	572	479
Add: Significant Items [e]	(444)	466
Segment Adjusted Operating Earnings (excluding Performance Chemicals and Other/Pharma) [f] (Non-GAAP)	**4,818**	**1,902**

(a) Segment sales includes transfers.

(b) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

(c) Segment PTOI is defined as income (loss) from continuing operations before income taxes excluding non-operating pension and other postretirement employee benefit costs, exchange gains (losses), corporate expenses and interest.

(d) Represents total corporate expenses excluding significant items, an estimate of DuPont Performance Coatings residual costs and an estimate for an amount that would be allocated to Performance Chemicals.

(e) Represents significant items included in Segment PTOI, excluding those related to Performance Chemicals and Other/Pharma.

(f) Segment adjusted operating margin (non-GAAP) is based on total segment sales and segment adjusted operating earnings, excluding Performance Chemicals and Other/Pharma.

RECONCILIATION OF SEGMENT PRE-TAX OPERATING INCOME (PTOI) TO OPERATING EARNINGS (dollars in millions) Industrial Biosciences 2014 2013 Segment PTOI (GAAP) 198 170 Add: Significant Items Charge/ (Benefit) included in Segment PTOI 13 (1) Segment Operating Earnings (Non-GAAP) 211 169 FORWARD LOOKING STATEMENTS This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information. ADDITIONAL INFORMATION AND WHERE TO FIND IT DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994. # # # 4/16/15